CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 39 to the registration statement on Form S-6 (the "Registration Statement") of our reports dated March 31, 1997, relating to the financial statements of Prudential's Investment Plan Account and Prudential's Annuity Plan Account, which appear in such Prospectus.

We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated February 13, 1997, relating to the financial statements and financial highlights of the Prudential's Gibraltar Fund, Inc., which appears in such Prospectus.

We also consent to the use in the Prospectus constituting part of this Registration Statement of our report dated March 10, 1997, relating to the statutory financial statements of Prudential Insurance Company of America, which appears in such Prospectus.

We also consent to the references to us under the headings "Financial Highlights" and "Experts" in the Prospectus.

PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York  10036
April 24, 1997